U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 6, 2002



                                  EDUVERSE.COM
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-27239                                        88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230

                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

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Items 1 through 4, 6 and 8 not applicable.

Item 5. Other Events

     Potential Acquisition of GeneMax Pharmaceuticals, Inc.

     The Board of Directors of Eduverse.com, a Nevada corporation (the "Company"), at a special meeting, approved the execution of a letter of intent and subsequent share exchange agreement dated May 9, 2002 (the "Share Exchange Agreement") entered into among the Company, GeneMax Pharmaceuticals, Inc., a Delaware corporation ("GeneMax"), the shareholders of GeneMax and Investor Communications International, Inc., a Washington corporation ("ICI"). It is anticipated that the Share Exchange Agreement will become effective and acquisition of GeneMax will be consummated by approximately July 11, 2002, pending shareholder approval.

     GeneMax is a biotechnology company specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer, and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection. In accordance with the terms of the Share Exchange Agreement, it is agreed that (i) the sole business operations of the Company will be in the biotechnology industry; (ii) the Company will change its name to "GeneMax Corp." and its trading symbol; and (iii) the Company will adopt and implement a stock option plan for key personnel of the Company.

     Pursuant to the terms of the Share Exchange Agreement, the Company will acquire from all of the shareholders of GeneMax one hundred percent (100%) of the issued and outstanding shares of common stock of GeneMax in exchange for issuance to the shareholders of GeneMax of approximately 11,231,965 shares of the Company's restricted common stock (the "GeneMax Shareholders"). The Company and GeneMax desire to provide for and maintain an orderly trading market and stable price for the Company's shares of common stock, therefore, the parties acknowledge that approximately 8,100,000 shares of the Company's common stock to be issued to certain of the GeneMax Shareholders will have a restrictive hold period. It is anticipated that the Company and certain GeneMax Shareholders representing an aggregate of 8,100,000 shares of common stock and certain shareholders of the Company representing an aggregate of 1,066,980 shares of common stock (the "Pooled Shares") will enter into a voluntary pooling agreement (the "Pooling Agreement"). Pursuant to the proposed terms and provisions of the Pooling Agreement, it is to be agreed that the Pooled Shares will not be traded and become available for trading and released and sold in the following manner:
(i) an initial ten percent (10%) of the Pooled Shares will be released to the shareholders on the date which is one calendar year from the closing date of the Share Exchange Agreement (the "First Release Date"); and (ii) a further ten percent (10%) will be released to the shareholders on each of the dates which are every three (3) calendar months from the First Release Date in accordance with each shareholder's respective shareholdings. In the event the Share Exchange Agreement is consummated and the Company issues 11,231,965 shares of its restricted common stock, there will be a change in control of the Company.

     Secured and Convertible Loan Agreement

     As a condition to entering into and in accordance with the Share Purchase Agreement, the Company and ICI have agreed to advance to GeneMax the aggregate principal sum of not less than $250,000 within five (5) business days of ICI raising a proposed aggregate of $750,000. In accordance with the loan made to GeneMax, the principal sum loan amount will bear interest accruing at the rate of ten percent (10%) per annum, and any such principal sum loan amount will be secured pursuant to a senior fixed and floating charge on all of the assets of GeneMax together with ther personal and joint and several guarantees of certain guarantors on behalf of GeneMax (the "Loan Agreement").

     Pursuant to the proposed terms and provisions of the Loan Agreement, GeneMax agrees that the aggregate principal loan sum amount will be repaid to the Company on or before the day which is thirty (30) calendar days from the earlier of one (1) year from the execution date of the Loan Agreement or the date upon which the Company's proposed purchase of all of the issued and outstanding shares of GeneMax under the terms of the Share Purchase Agreement terminates (the "Final Payment Date"). It is to be further agreed that GeneMax will have the right to prepay and redeem any portion of the aggregate principal loan sum amount and accrued interest due and owing the Company in whole or in part prior to the Final Payment Date by providing the Company with no less than thirty (30) calendar day's prior written notice (the "Right of Redemption").

     Notwithstanding GeneMax's Right of Redemption, pursuant to the terms and provisions of the Loan Agreement, it is to be further agreed that the Company shall have the right in its sole and absolute discretion to elect to convert the aggregate principal loan sum amount and accrued interest due and owing the Company into shares of common stock representing a participating and voting interest in and to GeneMax, and that such equity interest will be maintained by the Company with no dilution whatsoever.

     The Company and GeneMax agree that as a pre-condition to closing such acquisition and the consummation of the Share Exchange Agreement, the Company may conduct to its satisfaction due diligence which may include, but is not limited to, financial statements, inventory of assets and liabilities, confirmation that GeneMax has complied with all regulatory filings and receipt of necessary approvals regarding the transaction.

     Board of Director/Shareholder Approval

     Based upon review of a wide variety of factors considered in connection with its evaluation of Share Exchange Agreement, the Board of Directors of the Company believes that consummation of the Share Exchange Agreement would be fair to and in the best interests of the Company and its shareholders. The Board of Directors, therefore, has authorized and directed the submission of an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, to ten or less shareholders of the Company for approval of certain corporate actions which include (i) approval of the Share Exchange Agreement, related conversion of loan to equity interest by the Company in GeneMax, and resulting change in control of the Company; (ii) approval of an amendment to the Articles of Incorporation of the Company to effectuate a change in the corporate name to "GeneMax Corp."; (iii) approval of a stock option plan for key personnel of the Company; (iv) approval of an amendment to the Company's Bylaws to change the number of directors of the Company to consist of one (1) to fifteen (15); (v) approval of the election of three persons as directors of the Company; and (vi) ratification of LaBonte & Co. as independent public accountants for the Company for fiscal year ending December 31, 2002.

     As of the date of this Report, management of the Company has filed a Preliminary Information Statement with the Securities and Exchange Commission with the resulting Written Consent of Shareholders to be dated July 11, 2002 approving such corporate actions. The Information Statement will be mailed to all shareholders of the Company by approximately June 14, 2002.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          Not Applicable.



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       EDUVERSE.COM


Date:  June 6, 2002                    By: /s/ Grant Atkins
                                       --------------------
                                       Grant Atkins, President